EQUITY TRANSFER AGREEMENT

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is dated as of March 12, 2008 by and between First Growth Investors, Inc., a corporation formed under the laws of the State of Nevada, U.S.A. (“First Growth”), and Mr. Kunio Yamamoto, a citizen of Japan (“Yamamoto”).

RECITALS

WHEREAS, Yamamoto owns 100% of the issued and outstanding shares of Bright Stand International Limited, an exempted company formed under the laws of the British Virgin Islands (“Bright Stand”).

WHEREAS, Bright Stand owns two subsidiaries, a 100% equity ownership in Weifang Yuhe Poultry Co., Ltd. and a 43.75% equity ownership in Weifang Taihong Feed Co. Ltd., both companies organized in the People’s Republic of China (the “PRC”). The remaining 56.25% equity ownership of Weifang Taihong Feed Co. Ltd. is owned by Weifang Yuhe Poultry Co., Ltd.

WHEREAS, First Growth is a Nevada corporation which as of the date hereof is a SEC reporting company trading on OTCBB under the symbol FGIV and has no business operations.

WHEREAS, First Growth desires to acquire all of the issued and outstanding shares of Bright Stand (the “Bright Stand Interest”), and Yamamoto desires to transfer the Bright Stand Interest for 126,857,134 new shares of common stock in First Growth, which shall have a total outstanding 142,857,134 shares as of the Closing Date.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

I. TRANSFER OF THE BRIGHT STAND INTEREST AND CONSIDERATION

1.01. Bright Stand Interest Being Transferred. Subject to the terms and conditions of this Agreement, on the Closing Date, Yamamoto shall assign, transfer and deliver to First Growth the Bright Stand Interest, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances or adverse claims of any nature.

1.02. Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the assignment and delivery of the Bright Stand Interest to First Growth, First Growth shall on the Closing Date issue and deliver to Yamamoto and/or his designee(s), and Yamamoto and/or his designee(s) shall purchase, acquire and accept from First Growth, 126,857,134 shares of the common stock of First Growth (the “Consideration”) which shall equal 88.8% of the issued and outstanding shares of First Growth on a fully diluted basis.

1.03.  Time and Place of Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Heller Ehrman upon the execution of this Agreement (the “Closing Date”).

1.04. Method of Closing. The method of closing shall require the parties to satisfy the conditions specified in Section 5 of this Agreement.

II. REPRESENTATIONS AND WARRANTIES OF YAMAMOTO

Yamamoto represents and warrants to First Growth as follows as of the Closing Date:

2.01.  Organization. Bright Stand is a BVI company owned by Yamamoto. Bright Stand is duly organized and validly existing under the laws of the BVI. Bright Stand’s two subsidiaries, Weifang Taihong Feed Co. Ltd. and Weifang Yuhe Poultry Co., Ltd, are PRC companies duly organized, and validly existing under the laws of the PRC.

2.02. Ownership. The Bright Stand Interest is owned legally and beneficially by Yamamoto. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of First Growth as the new owner of the Bright Stand Interest in the share register of Bright Stand, First Growth will receive good title to such Bright Stand Interest, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances. Except for the Bright Stand Interest, no shares of capital stock or other voting securities of Bright Stand are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of Bright Stand are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of the BVI, Bright Stand’s charter documents or any contract to which it is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of Bright Stand or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Bright Stand common stock or the common stock of any of its subsidiaries may vote. Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Bright Stand or any of its subsidiaries is a party or by which any of them is bound (i) obligating Bright Stand or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Bright Stand or any of its subsidiaries, (ii) obligating Bright Stand or any of its subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of Bright Stand or of any of its subsidiaries.

2.03. Financial Statements and Business Information. To the best of Yamamoto’s knowledge, all financial information and business information provided by Yamamoto regarding the business of Bright Stand and its subsidiaries is materially accurate and not materially misleading.

2.04. Litigation. There is no litigation, proceeding or investigation pending or threatened against Bright Stand or its subsidiaries materially affecting any of their respective properties or assets, or any of their officers, directors, or stockholders or consultants that might result, either in any case or in the aggregate, in any material adverse effect in the business, operations, affairs or condition of Bright Stand or its subsidiaries or any of their respective properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto. For purposes of this Agreement, “material adverse effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its material obligations under this Agreement.

2.05. Title to Assets. Bright Stand and its subsidiaries have good and marketable title to all of their assets and properties now carried on their books.

2.06. No Conflicts; Consents. The execution and delivery by Yamamoto of this Agreement does not, and the consummation of the transactions and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Bright Stand or any of its subsidiaries under, any provision of (i) Bright Stand’s constituent instruments or the comparable charter or organizational documents of any of its subsidiaries, (ii) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument to which Bright Stand or any of its subsidiaries is a party or by which any of their respective properties or assets is bound, or (iii) any material judgment, order or decree or material law applicable to Bright Stand or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect. Except for required filings with the Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions, no material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to Bright Stand or any subsidiary in connection with the execution, delivery and performance of this Agreement.

2.07. Authority; Validity. Yamamoto has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. This Agreement constitutes the valid and binding obligations of Yamamoto, enforceable in accordance with its terms.

2.08. Restricted Securities. Yamamoto understands that the Consideration is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Yamamoto pursuant hereto, the Consideration would be acquired in a transaction not involving a public offering. Yamamoto further acknowledges that such Consideration may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Yamamoto represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.09. Accredited Investor. Yamamoto is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

2.10. The Subsidiaries: Equity Interests.

(a)
All outstanding shares of capital stock or equity investments of each subsidiary of Bright Stand have been validly issued and are fully paid and non-assessable and as of the date of this Agreement are owned by Bright Stand free and clear of all liens.

(b)
Except for its interests in the subsidiaries, Bright Stand does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or entity.

2.11. Taxes.

(a) Bright Stand and each subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of Bright Stand know of no basis for any such claim.

(b) Bright Stand’s financial statements reflect an adequate reserve for all Taxes payable by Bright Stand and its subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Bright Stand or any subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect.

(c) For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the British Virgin Islands or the PRC, and whether imposed by a local, municipal, governmental, state, foreign, federal or other governmental entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

2.12. Compliance With Applicable Laws. Bright Stand and its subsidiaries are in compliance with all applicable laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on their operations. Neither Bright Stand nor any subsidiary has received any written communication from a governmental entity that alleges that they are not in compliance in any material respect with any applicable law.

2.13. Contracts. Neither Bright Stand nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect.

2.14. Financial Statements. As of the Closing, the consolidated financial statements of Bright Stand will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and will fairly present in all material respects the financial condition and operating results of Bright Stand and its subsidiaries, as of the dates, and for the periods, indicated therein. Bright Stand will not have any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2007, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements, which, in both cases, individually and in the aggregate would not be reasonably expected to result in a material adverse effect.

2.15 Absence Of Certain Changes Or Events. Except as disclosed in its financial statements, from September 30, 2007 to the date of this Agreement, Bright Stand and its subsidiaries have conducted their business in the ordinary course, and during such period there has not been:

(a)
Any change in the assets, liabilities, financial condition or operating results of Bright Stand or any of its subsidiaries, except changes in the ordinary course of business that have not caused, in the aggregate, a material adverse effect;

(b)	Any damage, destruction or loss, whether or not covered by insurance, that would have a material adverse effect;

(c)	Any waiver or compromise by Bright Stand or any subsidiary of a valuable right or of a material debt owed to it;

(d)	Any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Bright Stand or any of its subsidiaries, except in the ordinary course of business;

(e)	Any material change to a material contract by which Bright Stand or any of its subsidiaries or any of its respective assets is bound or subject;

(f)
Any mortgage, pledge, transfer of a security interest in, or lien, created by Bright Stand or any of its subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Bright Stand’s or such subsidiary’s ownership or use of such property or assets;

(g)
Any loans or guarantees made by Bright Stand or any of its subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(h)	Any alteration of Bright Stand’s method of accounting or the identity of its auditors; or

(i)	Any declaration or payment of dividend or distribution of cash or other property to Yamamoto or any purchase, redemption or agreements to purchase or redeem any shares of Bright Stand.

2.16. Compliance With PRC Anti-Corruption Laws. Neither Bright Stand, nor any of its subsidiaries, nor, to Yamamoto’s knowledge, any director, officer, agent, employee or other person acting on behalf of Bright Stand or any of its subsidiaries has, in the course of its actions for, or on behalf of, Bright Stand (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable PRC laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

III. REPRESENTATIONS AND WARRANTIES OF FIRST GROWTH

First Growth hereby represents and warrants to Yamamoto as follows as of the date hereof and as of the Closing Date:

3.01. Organization.

3.01(a) First Growth is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of First Growth.

3.01(b) First Growth does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

3.01(c) The copies of the Articles of Incorporation of First Growth, as certified by the Nevada Secretary of State, and the Bylaws of First Growth currently on file are complete and correct copies of the Articles of Incorporation and Bylaws of First Growth as amended and in effect on the date hereof.

3.02. Capitalization of First Growth. The authorized capital stock of First Growth immediately prior to giving effect to the transactions contemplated hereby consists of 500,000,000 authorized shares of common stock, with a par value of US$0.001, of which 16,000,000 shares of common stock are issued and outstanding. At the Closing, 126,857,134 shares will be issued to Yamamoto and/or its designees and/or assigns, representing the Consideration for First Growth’s acquisition of the Bright Stand Interest. All issued and outstanding shares are duly authorized, validly issued, fully paid and non-assessable, and at the Closing the Consideration will be duly authorized, validly issued, fully paid and non-assessable. Except for the above described shares and the Consideration to be issued to Yamamoto, there are no outstanding shares of capital stock or other securities or other equity interests of First Growth or rights of any kind to acquire such stock, other securities or other equity interests. No current officer, director, affiliate or person known to First Growth to be the record or beneficial owner in excess of 5% of First Growth’s common stock or any person known to be an associate of any of the foregoing is a party adverse to First Growth, or has a material interest adverse to First Growth in any material pending legal proceeding.

3.03. Authority; Validity. First Growth has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of First Growth shares in accordance with the terms hereof to Yamamoto, have been duly authorized and approved by the Board of Directors of First Growth and no other corporate proceedings on the part of First Growth are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Consideration in accordance with the terms hereof. The Agreement constitutes the valid and binding obligations of First Growth, enforceable in accordance with its terms.

3.04. Liabilities. First Growth is not subject to any material undisclosed liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. As of the Closing, First Growth shall have no liabilities, contingent or otherwise representing in the aggregate greater than $5,000. The business of First Growth has been and is presently being conducted in accordance with all applicable U.S. federal, state and local governmental laws, rules, regulations and ordinances. First Growth has all franchises, permits, licenses, consents and the regulatory authorizations and approvals required by government necessary for the conduct of its business as now being conducted by it.

3.05. Litigation. There is no claim, dispute, action, litigation, proceeding or investigation pending or to the knowledge of First Growth, threatened against First Growth affecting any of its properties or assets, or, to the knowledge of First Growth, against any officer, director, or stockholder of First Growth that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of First Growth or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

3.06. Title to Assets. First Growth has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in First Growth’s financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in First Growth’s financial statements or on any exhibits attached hereto.

3.07. Contracts and Undertakings. First Growth has no contracts, agreements, leases, licenses, arrangements, commitments and other undertakings (collectively “Contracts”) to which First Growth or any such subsidiary is a party or by which it or its property is bound that have not been disclosed in writing to Yamamoto. First Growth is not in material default, or alleged to be in material default, under any Contract and, to the knowledge of First Growth, no other party to any Contract to which First Growth is a party is in default thereunder nor, to the knowledge of First Growth, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such Contract.

3.08. No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of First Growth, or any agreement, contract or instrument to which First Growth is a party or by which it or any of its assets are bound.

3.09. Accuracy. Neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Yamamoto by or on behalf of First Growth in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.10. Financial Statements. The financial statements of First Growth (the “Financial Statements”) set forth in its public filings (a) were prepared in accordance with the books and records of First Growth; (b) were prepared in accordance with U.S. generally accepted accounting principles consistently applied; and (c) are accurate and fairly present First Growth’s financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby.

3.11. Compliance with Law. First Growth has in all material respects complied with and it is now in all material respects in compliance with, all federal and state laws applicable to First Growth, including without limitation federal and state securities laws.

3.12. Reporting Company Status. First Growth files reports with the SEC pursuant to Section 15(d) of the Exchange Act. First Growth has complied in all material respects with the filing requirements under Section 15(d) of the Exchange Act and the applicable rules and regulations of the SEC promulgated thereunder.

3.13. SEC Documents, Financial Statements. First Growth has filed all reports, schedules, forms and statements required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of First Growth included in the SEC Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved, except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements, and fairly present in all material respects the financial position of First Growth and results of their operations and cash flows for the periods covered thereby, subject, in the case of unaudited statements, to normal year-end audit adjustments.

3.14. Taxes. All applicable tax returns required to be filed by First Growth have been prepared and filed in compliance with all applicable laws and were true, correct and complete in all material respects when filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon First Growth or upon any of its properties, income or franchises, required to be paid by First Growth have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect. All amounts required to be withheld by First Growth from employees for income, social security and other payroll taxes have been collected and withheld and have either been paid to the appropriate agency, set aside in accounts for such purpose or accrued and reserved upon the books and records of First Growth or the appropriate subsidiary. There were no tax liens on any of First Growth’s assets that arose in connection with the failure, or alleged failure, to pay any taxes except for liens for taxes not yet due and payable. No taxing authority is asserting or threatening to assert against First Growth any deficiency or claim for additional taxes and no tax return of Company is currently under audit by any tax authority. The provision for taxes on First Growth balance sheet adequately reflects all tax liabilities in accordance with U.S. generally accepted accounting principles.

3.15. Due Diligence. First Growth has had the opportunity to perform all due diligence investigations of Bright Stand and its subsidiaries and their business as First Growth has deemed necessary or appropriate and to ask all questions of the officers and directors of Bright Stand that First Growth wished to ask, and First Growth has received satisfactory answers to all of its questions regarding Bright Stand and its subsidiaries and has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement.

3.16. Investment Purpose. First Growth is acquiring the Bright Stand Interest to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof. There are no other agreements purporting to restrict the issuance or transfer of the Consideration nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Consideration. The issuing procedures for the Consideration shall be in full compliance with all US federal and state laws and SEC rules and regulations.

3.17. Material Adverse Effect. Since September 30, 2007, First Growth has not experienced or suffered any material adverse effect. First Growth has not incurred any liabilities, obligations, claims or losses as of the date of this Agreement, whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise. As of the date of this Agreement, no event or circumstance has occurred or to the knowledge of First Growth exists with respect to First Growth or its business, properties, operations or financial condition, which has not been disclosed to Yamamoto in writing or has not otherwise been disclosed in First Growth’s public filings made with the SEC.

3.18. Broker. First Growth has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

3.19. Related Party Transactions. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) First Growth and (b) any officer, employee, consultant or director of First Growth, or any person owning at least 5% of the outstanding capital stock of First Growth or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder, which, in each case, has not been disclosed in writing to Yamamoto.

3.20 SEC Enforcement Actions. First Growth has not been the subject of any enforcement or other actions which have questioned its compliance with applicable rules, including without limitation SEC rules and regulations, and the trading rules (OTCBB, as applicable). First Growth has received no notice that its common stock is not eligible for quotation.

IV. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

All representations, warranties and covenants of First Growth and Yamamoto contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect for a period of two years.

V. CONDITIONS TO CLOSING

5.01. Conditions to Obligation of Yamamoto. The obligations of Yamamoto under this Agreement shall be subject to each of the following conditions:

(a) Representations and Warranties of First Growth to be True. The representations and warranties of First Growth herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. First Growth shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(b) No Legal Proceedings. No injunction or restraining order shall be in effect prohibiting this Agreement, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

(c) Statutory Requirements. All statutory requirements for the valid consummation by First Growth of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by First Growth of the transactions contemplated by this Agreement shall have been obtained, including without limitation board of directors and shareholder approvals required by Nevada State statutes, as applicable.

(d) Director Resignation. Prior to the Closing, all of the directors and officers of First Growth shall have submitted their contingent resignations to Heller Ehrman, to be held in escrow and to become effective at the Closing. All resignations shall contain a statement that each of the directors and officers release any all claims, for salaries, benefits or otherwise, against First Growth. Before the resignations take effect, if required by Yamamoto, the directors shall cause such persons nominated by Yamamoto to become new directors of First Growth.

(e)  PIPE Closing. Roth Capital Partners LLC, as placement agent, shall have raised at least US$18,000,000 of gross proceeds, for which the relevant parties have entered into binding agreements, to acquire shares of First Growth, the closing of which financing will be held simultaneously with the Closing.

(f)  Trading. First Growth’s common stock shall be currently quoted for trading on the OTCBB and First Growth shall have received no notice that its common shares are not eligible for quotation.

(g) Delivery of Documents. First Growth will have delivered to Yamamoto the documents in form and substance reasonably satisfactory to counsel to Yamamoto, to the following requirements that:

(i)  First Growth is a corporation duly organized, validly existing, and in good standing in the State of Nevada and is legally qualified to take the necessary corporate action to carry out this Agreement.

(ii)  Both First Growth’s authorized capital stock and the issued and outstanding shares before and after the Closing are set forth in Schedule 1 and Schedule 2, and supported by the relevant certificate of incorporation and a statement for the issued and outstanding shares from the transfer agent regarding the issued and outstanding shares.

(iii)  The board of directors and shareholders (if required) of First Growth have authorized the execution, delivery and performance of this Agreement and the related transactions. First Growth shall deliver all its corporate books, records and all property to Heller Ehrman at the Closing.

(iv)  Any further document as may be reasonably requested by counsel to Yamamoto in order to substantiate any of the representations or warranties of First Growth set forth herein.

(v)  A statement that the business and operations of First Growth will have suffered no material adverse effect.

(h)  Legal Opinion. First Growth will have delivered a legal opinion from Nevada lawyers in form and substance to the satisfaction of counsel to Yamamoto with respect to certain matters requested by such counsel, including without limitation due authorization and validity.

5.02. Conditions to Obligations of First Growth. The obligation of First Growth under this Agreement shall be subject to the following conditions:

(a) Representations and Warranties of Yamamoto to be True. The representations and warranties of Yamamoto herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; and Yamamoto shall have performed in all material respects all obligations and complied in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

(b) No Legal Proceedings. No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.

(c) Statutory Requirements. All statutory requirements for the valid consummation by Yamamoto of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by Yamamoto of the transactions contemplated by this Agreement shall have been obtained, including without limitation Bright Stand’s board of directors approval and relevant governmental approval.

VI. MISCELLANEOUS

6.01. Expenses. Except as otherwise provided herein, each party shall bear its own expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein. Without limitation, such expenses shall include the fees and expenses of all attorneys, brokers, investment bankers, accountants, agents and finders and other professionals incurred in connection herewith, acting on behalf of such party. The parties shall indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim or commissions, finder's fees or other compensation in connection with the contemplated transactions which my be asserted by any person based on any agreement or arrangement for payment by the other party.

6.02. Notices. All notices, requests and other communications thereunder shall be in writing and shall be delivered by courier or other means of personal service, including by means of a nationally recognized courier service or professional messenger service, or sent to telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, or by Federal Express or other reputable overnight delivery service, in all cases, addressed to:

To Yamamoto:

c/o Weifang Yuhe Poultry Co. Ltd.
301 Hailong Street
Hanting District, Weifang,
Shandong Province, 261110
The People’s Republic of China

To First Growth:

Richard Crimmins, President
12890 Hilltop Road
Argyle, Texas 76226
Richard Crimmins, President

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

6.03. Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

6.04. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

6.05. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.06. Resale Registration. Within 90 days of the Closing Date, First Growth, as the surviving company owning Bright Stand and its subsidiaries, will file a registration statement on Form S-1 or such other form as appropriate for the public resale of the shares issued in the PIPE offering referred to Section 5.01(e) above and included in the registration rights agreement entered into between First Growth and each investor in the PIPE offering shares held by Halter Financial Investments, L.P. and Halter Financial Group, L.P. First Growth agrees to use its best efforts to have the registration statement declared effective within 180 days of filing or 5 days of the date that it is informed by the SEC staff that (i) the SEC will not review the registration statement or (ii) First Growth may request the acceleration of the effectiveness of the registration statement and First Growth makes such request.

6.07. Termination This Agreement may be terminated upon the following occurrence: (i) by mutual consent of the parties in writing; (ii) by either Yamamoto or First Growth if there has been a material misrepresentation or material breach of any warranty or covenant by any party that is not cured by the breaching party within 30 days following notice of such breach or such later date as agreed by the parties; or (iii) by Yamamoto if the PIPE offering does not occur by or before March 31, 2008; or (iv) either Yamamoto or First Growth if the Closing does not occur by or before March 31, 2008. Following any such termination, Yamamoto and First Growth shall be free to negotiate with other reverse merger candidates and/or conduct other fund raising as it/they deem appropriate and all parties hereby acknowledge and agree that they have no claims against the other parties for such activities.

6.08. Governing Law; Submission to Jurisdiction. This Agreement shall be subject to New York law and jurisdiction. Any dispute, controversy or claim arising from, out of or in connection with this Agreement may be resolved by any suit, action or proceeding (“Proceedings”) in the courts in the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of such courts in connection therewith and waive any objection which it may have in relation to the venue of the Proceedings or any claim that such Proceedings have been brought in an inconvenient forum. First Growth hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to First Growth at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. Subject as set out above, the submission to such non-exclusive jurisdiction shall not, and shall not be construed so as to, limit the right of any party to take Proceedings against any of the other parties in whatsoever jurisdictions shall to it seem fit nor shall the taking of the Proceedings in any one or more jurisdiction preclude the taking of the Proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.

First Growth Investors, Inc.

By:	/s/ Richard Crimmins
Name: Richard Crimmins
Title: President

Kunio Yamamoto

By:	/s/ Yamamoto Kunio

Schedule 1: Capitalization of First Growth Prior to the Closing Date

See Attached Certified Stockholders List

Schedule 2: Capitalization of First Growth After the Closing Date

First	Last	Company	Certificate	No of Shares

Total Shareholders